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                                                                 Exhibit 10.38.1

                    WILLIAM J. CAROTHERS EMPLOYMENT AGREEMENT

                                 AMENDMENT NO. 1

WHEREAS, William J. Carothers (the "Employee") and Filene's Basement, Inc. (the "Employer") entered into an employment agreement (the "Agreement"); and

WHEREAS, the Employer and the Employee mutually desire to amend the terms of said Agreement.

NOW, THEREFORE, said Agreement is hereby amended as follows:

1. Section 1.1 of said Agreement shall be amended by deleting that portion of the section which begins with the words "Notwithstanding the foregoing,..." and ends with the phrase "...the date such notice is given.)" and inserting the following language in its place:

"Notwithstanding the foregoing and except as otherwise expressly limited herein, the Term shall be extended each day beginning February 1, 1998 and every day thereafter (the "Renewal Date") for a three year period ending on the third anniversary of such Renewal Date. However, the Employer may give written notice of termination of employment to the Employee ("Termination Notice") in which case the Term shall end on the third anniversary of the Renewal Date just prior to receipt of such Termination Notice by the Employee. In addition, the Employer shall cause all the Employee's stock options to become immediately and fully vested and exercisable."

2. Section 1.7 of said Agreement shall be amended by deleting the language of that section and inserting the following new language:

"1.7 TERMINATION OF EMPLOYMENT WITHOUT CAUSE. If the Employee receives a Termination Notice other than a Notice of Termination for Cause under Section 1.9, the Employer will pay the Employee (a) any accrued but unpaid bonuses or other incentive payment, and (b) monthly continuation of the Employee's Base Salary until the end of the Term, and (c) all fringe benefits for Employee (and his beneficiaries) which he (and they) received just prior to the receipt of the Notice of Termination; provided that such benefits may be modified during the balance of the Term to the same extent as the benefits for to the Chief Executive Officer of the Employer are modified. Thereafter the death or disability of the Employee shall not alter the payments and benefits being provided under this section. All payments under this section shall be paid to the Employee while living, and to his estate after death;

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provided that the proceeds of any life insurance or other death benefit shall be paid to the designated beneficiary or in accordance with the terms of such benefit plan or contract.

3. Section 3.1 is deleted.

IN WITNESS WHEREOF, the parties have executed this document this 17th day of March, 1998.

                                            FILENE'S BASEMENT, INC.
                                            Employer


                                            By: /s/ Samuel Gerson
                                                -----------------

                                            Employee

                                            /s/ William J. Carothers
                                            ------------------------
                                            William J. Carothers